UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2010

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INTEL CORPORATION
(Exact name of registrant as specified in its charter)

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Delaware	000-06217	94-1672743
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2200 Mission College Blvd., Santa Clara, California 95054-1549

(Address of principal executive offices) (Zip Code)

(408) 765-8080

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

Intel’s Annual Meeting of Stockholders was held on May 19, 2010. At the meeting:

1)	10 persons were elected to serve as directors of Intel;

2)	the selection of Ernst & Young LLP to serve as the independent registered public accounting firm of Intel for 2010 was ratified; and

3)	the non-binding advisory vote on executive compensation was approved.

Set forth below, with respect to each such matter, are the number of votes cast for or against, the number of abstentions and the number of broker non-votes.

1)	Election of Directors

Nominee	For	Against	Withhold	Broker Non-Votes
Charlene Barshefsky	3,248,461,189	306,883,279	5,084,291	935,654,181
Susan L. Decker	3,512,213,553	43,239,233	4,975,973	935,654,181
John J. Donahoe	3,406,098,604	149,293,540	5,036,615	935,654,181
Reed E. Hundt	3,493,009,229	62,875,566	4,543,964	935,654,181
Paul S. Otellini	3,497,438,115	57,155,211	5,835,433	935,654,181
James D. Plummer	3,396,981,270	158,757,363	4,690,126	935,654,181
David S. Pottruck	3,472,854,968	82,784,236	4,789,555	935,654,181
Jane E. Shaw	3,472,002,521	74,832,084	13,594,154	935,654,181
Frank D. Yeary	3,521,739,523	33,696,682	4,992,554	935,654,181
David B. Yoffie	3,288,983,761	266,856,031	4,588,967	935,654,181

2)	Ratification of Selection of Independent Registered Public Accounting Firm.

For	Against	Abstain	Broker Non-Votes
4,436,352,827	52,042,884	7,687,229	0

3)	Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
4,278,711,120	130,062,791	87,309,029	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEL CORPORATION (Registrant)
/s/ Cary I. Klafter
Date: May 21, 2010	Cary I. Klafter Corporate Secretary